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                                                                  EXHIBIT 99(c)


                                    WARRANT

                          TO PURCHASE COMMON SHARES OF

                     CITADEL COMPUTER SYSTEMS INCORPORATED









                                 Warrant No. II
                        No. of Common Shares: 1,000,000












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THIS WARRANT AND THE SHARES OF COMMON SHARES PURCHASABLE HEREUNDER HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT, APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER. THE TRANSFERABILITY OF THE WARRANT ALSO IS RESTRICTED AS PROVIDED IN SECTION 9 HEREOF.


No. of Common Shares: 1,000,000                                 Warrant No. 2
                                                                October 6, 1997

                                    WARRANT

                          TO PURCHASE COMMON SHARES OF

                     CITADEL COMPUTER SYSTEMS INCORPORATED

             THIS IS TO CERTIFY THAT CORESTAFF, INC. or registered assigns, is entitled, during the Exercise Period (as hereinafter defined), to purchase from Citadel Computer Systems Incorporated, a Delaware corporation (the "Company"), One Million (1,000,000) Common Shares (as hereinafter defined and subject to adjustment as provided herein), at a purchase price of Five Dollars ($5.00) per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.


1.       DEFINITIONS

                  As used in this Warrant, the following terms have the respective meanings set forth below:

                  "ADDITIONAL COMMON SHARES" means all Common Shares of any class issued by the Company after the date hereof, other than Warrant Shares.

                  "AFFILIATE" of a Person means a Person Controlled By, Controlling or Under Common Control with such Person.

                  "BUSINESS DAY" means any day that is not a Saturday or Sunday or a day on which banks are generally closed for business in the State of Connecticut.

                  "COMMISSION" means the United States Securities and Exchange Commission or any other agency then administering the Securities Act and other securities laws.

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                  "COMMON SHARES" means (except where the context otherwise
indicates) shares of the common stock, par value $.01 per share, of the Company as constituted on the date hereof, and any shares into which such Common Shares may thereafter be changed, and shall also include (i) shares of the Company of any other class (regardless of how denominated) issued to the holders of shares of any class of Common Shares upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of shares of the Company and which is not subject to redemption and (ii) common shares of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of any class of Common Shares of the Company in the circumstances contemplated by Section 4.8.

                  "CONTROLLED BY" or "CONTROLLING" or "UNDER COMMON CONTROL" shall mean possession, directly or indirectly, of power to direct or cause direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

                  "CONVERTIBLE SECURITIES" means evidences of indebtedness, shares or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Common Shares, either immediately or upon the occurrence of a specified date or a specified event.

                  "CURRENT STOCK PRICE" means the average of the high and low price of the Common Shares in the Company's trading market over the last 20 trading days prior to the date in question.

                  "CURRENT WARRANT PRICE" in respect of a Common Share, means $5.00, as adjusted after the Issuance Date in accordance with the provisions of this Warrant.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXERCISE DATE" means the Issuance Date.

                  "EXERCISE PERIOD" means the period during which this Warrant is exercisable pursuant to Section 2.1.

                  "EXPIRATION DATE" means the tenth anniversary of the Issuance Date.

                  "GAAP" means generally accepted accounting principles, applied on a consistent basis.

                  "HOLDER" means the Person in whose name the Warrant is registered on the books of the Company maintained for such purpose.


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                  "ISSUANCE DATE" means the date of this Warrant.

                  "MAJORITY HOLDERS" means the holders of Warrants exercisable for more than 50% of the aggregate number of Common Shares purchasable upon exercise of all Warrants, whether or not then exercisable.

                  "OTHER PROPERTY" has the meaning set forth in Section 4.8.

                  "OUTSTANDING" means, when used with reference to Common Shares, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Shares, except Common Shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all Common Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Shares and shall also include all Common Shares issuable upon conversion or exercise of securities convertible or exercisable for Common Shares, if such securities are issued at any date as of which the number of Common Shares is to be determined, excluding any such securities then owned or held by or for the account of the Company or any subsidiary thereof.

                  "PERMITTED ISSUANCES" means (i) Common Shares issued upon exercise of this Warrant, (ii) Common Shares issued to employees and directors of the Company or its subsidiaries pursuant to any stock purchase, stock ownership, stock bonus or stock option plans heretofore or hereafter duly adopted or assumed by the Company or any subsidiary thereof, (iii) Common Shares issued pursuant to any dividend reinvestment plan heretofore or hereafter duly adopted or assumed by the Company, (iv) Common Shares issued by the Company in connection with the conversion of Convertible Securities outstanding on the date of the Purchase Agreement, (v) other Common Shares which may become issuable pursuant to the exercise of certain warrants to purchase up to 500,000 shares at $3 per share that may be granted to Novell Inc. as disclosed to CORESTAFF, and (vi) 500,000 Common Shares which may become issuable pursuant to stock options issued to employees.

                  "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "RESTRICTED COMMON SHARES" shall mean Common Shares which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, all as the same shall be in effect at the time.




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                  "TRANSFER" means any disposition of any Warrant or of any
interest thereof, with or without consideration.

                  "WARRANTS" means this Warrant and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof in accordance with the terms of this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Common Shares for which they may be exercised.

                  "WARRANT PRICE" means an amount equal to (i) the number of Common Shares being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

                  "WARRANT SHARES" means the Common Shares purchased by the holders of the Warrants upon the exercise thereof.


2.       EXERCISE OF WARRANT


         2. 1.    MANNER OF EXERCISE

                  From and after the Exercise Date and until 5:00 P.M., Dallas time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all (but not less than all) of the number of Common Shares purchasable hereunder as specified in Section 2.2 hereof.

                  In order to exercise this Warrant, Holder shall deliver to the Company at its principal office at 3811 Turtle Creek Boulevard, Suite 600, Dallas, Texas 75219 or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of Common Shares to be purchased, (ii) payment of the Warrant Price by Holder's wire transfer of immediately available funds and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Shares issuable upon such exercise, as hereinafter provided. The share certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, if permitted by to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have




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become a holder of record of such shares for all purposes, as of the date the notice, together with the wire transfer and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.3 prior to the issuance of such shares have been paid. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock other than in accordance with this Warrant.


         2.2      COMMON SHARES PURCHASABLE UPON EXERCISE OF THE WARRANT

                  The number of Common Shares purchasable under this Warrant shall be One Million (1,000,000), as such number may be adjusted in accordance with the terms of this Warrant.


         2.3.     PAYMENT OF TAXES

                  All Common Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges, if any, that may be imposed with respect to, the issue or delivery thereof (other than income or similar taxes imposed on a Holder). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Shares issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.


         2.4.     NO FRACTIONAL SHARES

                  The Company shall not issue a fractional Common Share upon exercise of any Warrant. Any entitlement of the Holder to any fractional Common Share shall be deemed to be canceled upon such exercise.


         2.5.     CONTINUED VALIDITY

                  A holder of Common Shares issued upon the exercise of this Warrant (other than a holder who acquires such shares after the same have been publicly sold pursuant to a prospectus under the Securities Act or otherwise distributed to the public under such legislation or comparable legislation of any other jurisdiction), shall continue to be entitled with respect to such shares to all rights (subject to related obligations) to which it would have been entitled as Holder under Sections 9, 10 and 14 of this Warrant. The Company will, at the time of each




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exercise of this Warrant, upon the request of the holder of the Common Shares issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

         2.6.     CONDITIONAL EXERCISE

                  The exercise of this Warrant may, at the Holder's election, be made conditional upon the closing of the sale of the Warrant Shares pursuant to a registered public offering thereof effected in accordance with the Registration Rights Agreement referred to in Section 9.3 hereof.


3.       TRANSFER, DIVISION AND COMBINATION


         3.1.     TRANSFER

                  Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of Common Shares without having a new Warrant issued.


         3.2.     DIVISION AND COMBINATION

                  Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.




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         3.3.     EXPENSES

                  The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 3.


         3.4.     MAINTENANCE OF BOOKS

                  The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.


4.       ADJUSTMENTS

                  The number of Common Shares for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.


         4. 1.    STOCK DIVIDENDS. SUBDIVISIONS AND COMBINATIONS

                  If at any time the Company shall:

                  (a) take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of Additional Common Shares,

                  (b) subdivide its outstanding Common Shares into a larger number of Common Shares, or

                  (c) combine its outstanding Common Shares into a smaller number of Common Shares,

then (i) the number of Common Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Common Shares which a record holder of the same number of Common Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal the amount obtained by multiplying the Current Warrant Price by a fraction, the numerator of which is the number of Common Shares for which this Warrant is exercisable immediately prior to the adjustment and the denominator of which is the number of shares for which this Warrant is exercisable immediately after such adjustment.


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         4.2.     CERTAIN OTHER DISTRIBUTIONS

                  If at any time the Company shall declare or pay any dividend on the Common Shares or make a distribution on the Common Shares of:

                  (a) cash (other than a cash distribution or dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company),

                  (b) any evidences of its indebtedness, any of its shares or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Common Shares), or

                  (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any of its shares or any other securities or property of any nature whatsoever (other than cash, Convertible Securities, Additional Common Shares or rights pursuant to any shareholders' rights plans of the Company), then in each such event provision shall be made so that the Holder of this Warrant shall receive upon exercise hereof, in addition to the number of Common Shares issuable upon exercise hereof, the cash, securities or other property which such Holder would have received as a dividend or distribution (other than out of earnings or earned surplus legally available for the payment of dividends under applicable law) if continuously since the Issuance Date such Holder (i) had been the holder of record of the Common Shares issuable upon such exercise and (ii) had retained all dividends in stock or other securities (other than Common Shares or Convertible Securities) paid or payable in respect of such Common Shares or in respect of any such securities so paid or payable in respect of such securities so paid or payable as such dividends or distributions. For purposes of this Section 4.2, a dividend or distribution payable other than in cash shall be considered to be payable out of earnings or earned surplus only to the extent that such earnings or earned surplus shall be charged in an amount equal to the fair value of such dividend or distribution, as determined by the Company's Board of Directors.


         4.3.     ISSUANCE OF ADDITIONAL COMMON SHARES

                  (a) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Common Shares, other than Permitted Issuances, for total consideration in an amount per Additional Common Share less than the Current Stock Price, then the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be adjusted by multiplying such Current Warrant Price by a fraction, the numerator of which shall be the sum of (i) the number of Common Shares (including for purposes of this Section 4.3(a), all of the Common Shares issuable upon exercise hereof)




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Outstanding immediately prior to such issuance or sale of such Additional
Common Shares, multiplied by the Current Warrant Price in effect immediately prior to such issuance or sale of such Additional Common Shares (the "Current Value"), plus (ii) the total consideration received by the Company upon such issuance or sale of such Additional Common Shares, and the denominator of which shall be the sum of (x) the Current Value and (y) the total consideration which would have been received by the Company upon such issuance or sale of Additional Common Shares if they had been sold at the Current Stock Price.

                  (b) The provisions of paragraph (a) of Section 4.3 shall not apply to any issuance of Additional Common Shares for which an adjustment is provided under Section 4.1. No adjustment of the Current Warrant Price shall be made under paragraph (a) of Section 4.3 upon the issuance of any Additional Common Shares which are issued pursuant to the conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such Convertible Securities (or upon the issuance of any option or other rights therefor) pursuant to Section 4.4 or Section 4.5.


         4.4.     ISSUANCE OF WARRANTS OR OTHER RIGHTS

                  If at any time the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation other than a merger described in Section 4.8) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Common Shares or any Convertible Securities, other than Permitted Issuances, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Stock Price, then the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Common Shares issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the minimum consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No additional adjustment of the Current Warrant Price shall be made upon the actual issue of such Common Shares or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Shares upon such conversion or exchange of such Convertible Securities.


         4.5.     ISSUANCE OF CONVERTIBLE SECURITIES

                  If at any time the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a distribution of, or




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shall in any manner (whether directly or by assumption in a merger in which the
Company is the surviving corporation other than a merger described in Section 4.8) issue or sell, any Convertible Securities, other than Permitted Issuances, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange shall be less than the Current Stock Price, then the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Common Shares necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No additional adjustment of the Current Warrant Price shall be made under this Section 4.5 upon the actual issue of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the Current Warrant Price has been or is to be made pursuant to other provisions of this Section 4, no further adjustments of the number of shares for which this Warrant is exercisable shall be made by reason of such issue or sale.


         4.6.     SUPERSEDING ADJUSTMENT

                  If, at any time after any adjustment of the Current Warrant Price shall have been made pursuant to Section 4.4 or Section 4.5 as the result of any issuance of warrants, rights or Convertible Securities,

                  (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                  (b) the consideration per share for which Common Shares are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event,



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then such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of

                  (c) treating the number of Additional Common Shares or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                  (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which Common Shares or other property are issuable under such warrants or rights or other Convertible Securities, whereupon a new adjustment of the Current Warrant Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

         4.7.     OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION

                  The following provisions shall be applicable to the making of adjustments of the number of Common Shares for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

                  (a) Computation of Consideration. To the extent that any Additional Common Shares or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Common Shares or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Common Shares or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Common Shares or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Common Shares or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Common Shares or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value,




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

as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Common Shares, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Common Shares issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional minimum consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Common Shares issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the minimum consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional minimum consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Common Shares or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Shares, the Company shall be deemed to have received for such Additional Common Shares or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of Common Shares for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of the Common Shares, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the Common Shares for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (c) Fractional Interests.  In computing adjustments under this
Section 4, fractional interests in Common Shares shall be taken into account to the nearest 1/10th of a share.

                  (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall,




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thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.


         4.8. REORGANIZATION. RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS

                  In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Shares of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common shares of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Shares of the Company, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of common shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of the Common Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this
Section 4. For purposes of this Section 4.8 "common shares of the successor or acquiring corporation" shall include shares of such corporation of any class which is not preferred as to dividends or assets over any other class of shares of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares or other securities which are convertible into or exchangeable for any such shares, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such shares. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

         4.9.     OTHER ACTION AFFECTING COMMON SHARES

                  In case at any time or from time to time the Company shall take any action in respect of its Common Shares, other than the payment of dividends permitted by Section 4.2(a) or any other action described in this
Section 4, then, unless such action will not have an adverse effect upon the rights of the Holders, the number of Common Shares or other shares for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.


         4.10.    CERTAIN LIMITATIONS

                  Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of the Common Shares.


5.       NOTICES TO WARRANT HOLDERS


         5. 1.    NOTICE OF ADJUSTMENTS

                  Whenever the number of Common Shares for which this Warrant is exercisable, or whenever the price at which a Common Share may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2 or 4.7(a)), specifying the number of Common Shares for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.9) describing the number and kind of any other shares or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof; after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

         5.2.     NOTICE OF CERTAIN CORPORATE ACTION

                  The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Shares.


6.       NO IMPAIRMENT

                  The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.


7. RESERVATION AND AUTHORIZATION OF COMMON SHARES: REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

                  From and after the date hereof, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued Common Shares as will be sufficient to permit the exercise in full of all outstanding Warrants. All Common Shares which shall be so issuable, when issued upon exercise of any Warrant and paid for in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

                  Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value per share of the Common Shares issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Current Warrant Price.

                  Before taking any action which would result in an adjustment in the number of Common Shares for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction in respect thereof.

                  If any Common Shares required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority in the United States or any other jurisdiction (otherwise than as provided in Section 9) or any stock exchange before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.


8.       TAKING OF RECORD:  SHARE AND WARRANT TRANSFER BOOKS

                  In the case of all dividends or other distributions by the Company to the holders of its Common Shares with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding, up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.


9.       RESTRICTIONS ON TRANSFERABILITY

                  This Warrant shall not be transferred or assigned, in whole or in part, without the prior written consent of the Company, except to a direct or indirect subsidiary of Holder. In addition to obtaining such consent, no transfer or assignment of this Warrant or the Warrant Shares shall be made before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant and the Warrant Shares. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.


         9. 1.    RESTRICTIVE LEGEND

                  Except as otherwise provided in this Section 9, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and cannot be offered, sold or transferred in the absence of registration or the availability of an exemption from registration under the Act, applicable state securities laws and regulations promulgated thereunder."


         9.2.     PROPOSED TRANSFERS

                  Prior to any Transfer or attempted Transfer of any Warrants or any Restricted Common Shares, the holder of such Warrants or Restricted Common Shares shall obtain from counsel to such Holder an opinion reasonably satisfactory to the Company and upon which it may rely that the proposed Transfer of such Warrants or such Restricted Common Shares may be effected without registration under the Securities Act. Each certificate, if any, evidencing such Restricted Common Shares issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1, and each Warrant issued upon such Transfer shall bear the restrictive legend set forth on the first page hereof unless in the opinion of Holder's counsel, which opinion shall be reasonably satisfactory to the Company and upon which it may rely, such legend is not required in order to ensure compliance with the Securities Act.


         9.3.     REGISTRATION.

                  The Holders of the Warrants and Warrant Shares have rights to request and obtain registration of such Warrant Shares as provided for in a Registration Rights Agreement made at even date herewith between the Company and CORESTAFF, Inc. to which reference is hereby made.


10.      SUPPLYING INFORMATION

                  The Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Shares in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Shares.


11.      LOSS OR MUTILATION

                  Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of CORESTAFF, Inc. shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.


12.      OFFICE OF THE COMPANY

                  As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant and shall advise the holders of the Warrants of any change in such office or agency.


13.      LIMITATION OF LIABILITY

                  No provision hereof, in the absence of affirmative action by Holder to purchase Common Shares, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


14.      MISCELLANEOUS


         14.1     NONWAIVER AND EXPENSES

                  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable legal fees, including those of court proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers and remedies hereunder. However, if such court proceedings are unsuccessfully instituted by Holder against the Company, then Holder shall pay to the Company such amount as shall be sufficient to cover the costs and expenses, including reasonable legal fees, of the Company in its defense in such court proceedings.


         14.2.    NOTICE GENERALLY

                  Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid or by telecopier or other form of facsimile transmission, addressed as follows:

(a)      If to the Company:

         Citadel Computer Systems Incorporated
         3811 Turtle Creek Boulevard, Suite 600
         Dallas, TX  75219
         Facsimile number:  (214) 520-0034
         Telephone number:  (214) 520-9292
         Attention:         Steven B. Solomon,
                            President and Chief Executive Officer

With a copy to:

         Wood, Exall & Bonnet, L.L.P.
         12222 Merit Drive, Suite 880
         Dallas, TX  75251
         Facsimile number: (972) 991-9261
         Telephone number: (972) 991-8510
         Attention:        David Wood, Esq.

If to Holder:

         CORESTAFF, Inc.
         4400 Post Oak Parkway, Suite 2000
         Houston, TX  77027
         Facsimile number: (281) 602-3430
         Telephone number: (713) 548-3485
         Attention:        Kenneth R. Johnsen

With a copy to:

         Peter T. Dameris, Esq.
         CORESTAFF, Inc.
         4400 Post Oak Parkway, Suite 1130
         Houston, TX  77027
         Tel No.:  (713) 548-3400
         Fax No.:  (713) 627-1059

or in either case at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail or on the day on which received if given by telecopier or other form of facsimile transmission or on the next Business Day if received after normal business hours of the recipient party. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.


         14.3.    REMEDIES

                  Each holder of Warrant and Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.


         14.4.    SUCCESSORS AND ASSIGNS

                  Subject to the provisions of Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.


         14.5.    AMENDMENT

                  This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Shares for which such Warrant is exercisable (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

         14.6     SEVERABILITY

                  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.


         14.7.    HEADINGS

                  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be considered in the interpretation of this Warrant.


         14.8.    GOVERNING LAW

                  This Warrant shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and attested by its Secretary or an Assistant Secretary.


Dated:  October 6, 1997                 CITADEL COMPUTER SYSTEMS
                                        INCORPORATED


                                        By: /s/ Steven B. Solomon
                                           ---------------------------------
                                           Steven B. Solomon
                                           President and Chief
                                             Executive Officer


Accepted and Agreed To:


CORESTAFF, INC.



By: /s/ Peter T. Dameris
   --------------------------
   Peter T. Dameris
   Senior Vice President, General Counsel
     and Secretary

                                                                      EXHIBIT A


                               SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

        The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of Common Shares of Citadel Computer Systems Incorporated, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the Common Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________________ whose address is ___________________________________.


                                                --------------------------------
                                                (Name of Registered Owner)




                                                --------------------------------
                                                (Signature of Registered Owner)




                                                --------------------------------
                                                (Street Address)



                                                --------------------------------
                                                (City) (State) (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                      EXHIBIT B

                                ASSIGNMENT FORM


                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Common Shares set forth below:

Name and Address of Assignee No. of Common Shares
-------------------------------------------------




and does hereby irrevocably constitute and appoint attorney-in-fact to register such transfer on the books of Citadel Computer Systems Incorporated maintained for the purpose, with full power of substitution in the premises.

Dated:
      -----------------------      Print Name:
                                                --------------------------------
                                   Signature:
                                              ----------------------------------
                                   Witness:
                                           -------------------------------------

NOTICE: (1) The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

         (2) The sale, transfer or assignment of this Warrant shall not be effective, unless made in full compliance with Section 9 hereof.